EXHIBIT 9.2(e)


         [NOTE: Counsel for ReLife may limit its opinion to the laws of the State of Alabama, the laws of the State of Delaware referred to herein and the federal laws of the United States. Counsel shall also render such other opinions related to the Plan of Merger and the Merger, as shall be reasonably requested by HEALTHSOUTH and its counsel.]

         1. ReLife and each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation.


         2. ReLife and each of the Subsidiaries has full corporate power to carry on its business as, to our knowledge, it is now being conducted and to own all of its material properties and assets.

         3. The ReLife Partnership is a Tennessee limited partnership duly organized and validly existing and is in good standing under the laws of its state of organization. The ReLife Partnership has all necessary power to own its material properties and assets and to carry on its business as, to our knowledge, it is now conducted.

         4. The authorized capital stock of ReLife and the issued and outstanding capital stock of ReLife is, as of the date of the Proxy Statement, as set forth in the Proxy Statement on page __ under the caption "_______________". All issued and outstanding shares of ReLife Common Stock and all issued and outstanding shares of the capital stock of each corporate Subsidiary of ReLife have been duly authorized and validly issued, are fully paid and nonassessable by ReLife or such ReLife Subsidiary, as the case may be, and were not issued in violation of any preemptive rights or, to our knowledge, in violation of any other rights to purchase such shares. To our knowledge, all partnership interests in the ReLife Partnership were issued in accordance with the ReLife Partnership Agreement, and were not issued in violation of the preemptive or other rights of any person to purchase such interests.

         5. ReLife or a ReLife Subsidiary owns of record the issued and outstanding shares of the capital stock of each of the ReLife Subsidiaries and the interests in the ReLife Partnership, as indicated on Exhibit A hereto. To our knowledge, all of the outstanding shares or partnership interests in the ReLife Subsidiaries and the ReLife Partnership owned of record by ReLife or the ReLife Subsidiaries are owned by it or them, free and clear of all liens, security interests or pledges, except for pledges in favor of AmSouth Bank of Alabama.

         6. ReLife has full corporate power to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby, and ReLife has full corporate power to execute and file the Certificate of Merger with the appropriate authorities of the State of Delaware and to consummate the transactions contemplated thereby.

         7. The execution, delivery and performance by ReLife of the Plan of Merger and the Certificate of Merger and the transactions contemplated thereby have been duly authorized by the necessary corporate action on the part of ReLife.

         8. The Plan of Merger has been duly executed by ReLife, the Certificate of Merger has been duly executed by ReLife and the Plan of Merger (except for the indemnity provisions and break-up fee provisions thereof, as to which we express no opinion) constitutes the valid and binding obligation of ReLife enforceable against ReLife in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         9. The execution and delivery of the Plan of Merger by ReLife and the execution of the Certificate of Merger by ReLife did not, and the consummation of the transactions therein contemplated by ReLife does not, constitute a breach or violation of, or a default under any federal law, rule or regulation of the United States or under any law, rule or regulation of Alabama or under the DGCL or, to our knowledge, any court order, judgment or decree of any governmental or regulatory body of the United States or of Delaware or Alabama, in each case, to which ReLife or any of the ReLife Subsidiaries or the ReLife Partnership is subject or by which any of their material properties or assets are bound or affected, or require any consent or approval of any other party under any federal law, rule or regulations of the United States or under any law, rule or regulation of Alabama or Delaware to which ReLife or any of the ReLife Subsidiaries or the ReLife Partnership are subject, except for required approvals under (a) the federal securities laws , (b) antitrust and unfair competition and other similar laws, and (c) laws, rules and regulations relating to the operation, regulation, licensing, and accreditation of health care facilities, as to which we express no opinion, and except for any required approvals which have been waived by HEALTHSOUTH, which breach, violation or default would have a material adverse effect on ReLife and the ReLife Subsidiaries and the ReLife Partnership, taken as a whole.

         10. The execution and delivery of the Plan of Merger did not, and the consummation of the transactions therein contemplated by ReLife will not, constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both would become a default) under (a) the Certificate of Incorporation, Bylaws, Partnership Agreement or Certificate, as the case may be, of ReLife or any of the ReLife Subsidiaries or the ReLife Partnership, or (b) except as indicated in the Plan of Merger or the Disclosure Schedule, any material contract (excluding any contracts which are terminable at will upon fewer than __ days' notice), lease, or instrument (including any note, mortgage, indenture or other evidence of indebtedness), known to us, to which ReLife or any of the ReLife Subsidiaries or the ReLife Partnership or any of their properties or assets are bound or affected, in each case, which breach, violation or default would, in our judgment, have a material adverse effect on ReLife, the ReLife Subsidiaries and the ReLife Partnership, taken as a whole.

         11. To our knowledge, no actions, suits or proceedings are pending or threatened against ReLife or the ReLife Subsidiaries or the ReLife Partnership which challenge the validity of the Plan of Merger or any action required to be taken by ReLife pursuant to the Plan of Merger, or which are not described in the Plan of Merger in accordance with its terms.

         12. Insofar as the Registration Statement and the Proxy Statement relate to ReLife and the ReLife Subsidiaries and the ReLife Partnership (other than the financial statements and other financial and statistical information and data contained therein and other than information supplied by persons other than ReLife for inclusion therein, as to which we express no opinion), the Proxy Statement complies as to form as of the date of its mailing to the ReLife Stockholders in all material respects with the applicable requirements under
Section 14 of the Exchange Act.

         Although we have not undertaken to verify the accuracy or completeness of the statements in the Registration Statement or the Proxy Statement and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, we advise you that nothing has come to our attention which would cause us to believe that the portions of the Registration Statement and the Proxy Statement relating to ReLife, the ReLife Subsidiaries and the ReLife Partnership (other than the financial statements and other financial and statistical information and data contained therein and other than information supplied by persons other than ReLife and the ReLife Subsidiaries and the ReLife Partnership for inclusion therein, as to which we express no opinion), as of the effective date of the Registration Statement, as of the date of the mailing of the Proxy Statement to the ReLife stockholders, as of the date of the ReLife stockholders' meeting or as of the Effective Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
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